SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934




Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                       Competitive Technologies, Inc.
             (Name of Registrant as Specified in Its Charter)

                           Frank R. McPike, Jr.
                (Name of Person(s) Filing Proxy Statement)


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      14a-6(j)(2).
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      Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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           applies:


      (2)  Aggregate number of securities to which transaction
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           computed pursuant to Exchange Act Rule 0-11.*


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      *    Set forth the amount on which the filing is calculated
           and state how it was determined.

[ ]   Check box if any part of the fee is offset as provided by
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      the offsetting fee was paid previously.  Identify the previous
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Notes:



                      COMPETITIVE TECHNOLOGIES, INC.
                            1465 Post Road East
                            Post Office Box 901
                       Westport, Connecticut  06881


                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      to be held on December 15, 1995



To the Stockholders of
COMPETITIVE TECHNOLOGIES, INC.

      Notice is hereby given that the Annual Meeting of Stockholders of COMPETITIVE TECHNOLOGIES, INC. (the "Company") will be held at the Norwalk Inn, 99 East Avenue, Norwalk, Connecticut 06851 on Friday, December 15, 1995 at 9:00 A.M. local time for the following purposes:

      1. Electing a Board of Directors to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified; and

      2.   Transacting such other business as may
           properly come before the meeting or any
           adjournments thereof.

      The Board of Directors has fixed the close of business on November 1, 1995 as the record date for determination of the stockholders entitled to notice of and to vote at said meeting and/or adjournments thereof.

      If you do not expect to be present personally at the meeting, please complete, date, sign and return the accompanying proxy without delay.
                                  By Order of the Board of Directors



                                  Frank R. McPike, Jr.
                                  Secretary

November 10, 1995

                              PROXY STATEMENT


                      COMPETITIVE TECHNOLOGIES, INC.
                            1465 Post Road East
                            Post Office Box 901
                       Westport, Connecticut  06881

                  --------------------------------------

      This Proxy Statement is being furnished to stockholders in connection with the solicitation by the Board of Directors of Competitive Technologies, Inc., a Delaware corporation (the "Company"), of proxies in the form enclosed herewith for the Company's annual meeting of stockholders to be held December 15, 1995. Each proxy received will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of the nominees named below as directors. Any proxy may be revoked at any time prior to the voting thereof by notifying the Company, there being no formal procedure required. The approximate date on which this Proxy Statement and the form of proxy enclosed herewith are first to be sent or given to the Company's stockholders is intended to be November 10, 1995.

      Only the holders of record of the Company's 5,815,365 outstanding shares of Common Stock and 2,427 outstanding shares of Preferred Stock at the close of business on November 1, 1995, will be entitled to vote at the meeting. Each share of Common Stock and each share of Preferred Stock is entitled to one vote on each matter to be voted upon. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum but as not voted for purposes of determining the approval of any matters submitted to the stockholders for a vote. Abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                           ELECTION OF DIRECTORS

      At the meeting a Board of seven directors is to be elected by plurality vote. All of the nominees named below are currently directors of the Company. A. Sidney Alpert and Arthur M. Lieberman are not standing for reelection. There is no family relationship between any director or executive officer of the Company or any person nominated by the Company to become a director or executive officer. In the event that any of the nominees for director should be unable to serve, discretionary authority is solicited to vote for the election of other persons. Each director will hold office until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. The Company has no reason to believe that any of the nominees named will not be available for election as directors for their prescribed terms. Mr. Tobey has advised the Company that at such time as Berjaya Leisure (Cayman) Ltd.'s ("Berjaya") stock holding drops below 5% he would resign from the Board. See Beneficial Ownership of shares and certain transactions. Should Berjaya's holding be reduced below 5% prior to the annual meeting and Mr. Tobey resign, the shareholders would elect a Board of six directors.

      The following table sets forth information with respect to each nominee for director according to the information furnished the Company by him:



Name, Age and             Principal Occupation
Positions Presently       During Past Five                     Director of
Held with                 Years; Other Public                  Company
Company                   Directorships                        Since


Michael G. Bolton         Vice President for Admancement       September,
  52                      at Lehigh University.                1994

Bruce E. Langton          Retired financial executive;         July, 1987
  64                      prior to August, 1987 Assistant
                          Treasurer of IBM Corporation
                          (manufacturer of data process-
                          ing equipment and systems).
                          Currently consultant in invest-
                          ment management and Director of
                          Institutional Mutual Funds,
                          Bankers Trust Co.

H.S. Leahey               Director, Industrial Contracts       March, 1994
  46                      and Licensing, Washington
                          University in St. Louis.


Frank R. McPike, Jr.      Secretary since August, 1989;        July, 1988
  46, Vice President,     Treasurer since July, 1988;
  Finance, Treasurer      Vice President, Finance and
  and Secretary           Chief Financial Officer of the
                          Company since December, 1983.

George M. Stadler         President and Chief Executive        December, 1993
  48, President and       Officer of the Company since
  Chief Executive         December, 1993; President and
  Officer                 Chief Operating Officer of the
                          Company since September, 1992;
                          President, Competitive Techno-
                          logies of PA, Inc. (a wholly-
                          owned technology transfer sub-
                          sidiary of Lehigh University
                          prior to the sale of 80% of its
                          stock to the Company in February,
                          1993) since April, 1991; Managing
                          Partner of VenTex, a joint venture
                          involving Texas Research and
                          Technology Foundation and the
                          Company from November, 1989 to
                          April, 1991; Chief Venture Officer,
                          Texas Research and Technology
                          Foundation from January, 1989
                          to April, 1991.

David M. Tobey            Manager and Director of Parkway        March, 1992
  57                      M & A Capital Corp. (offshore
                          financial investing).  Also a
                          Director of DeSoto, Inc.

Harry Van Benschoten      Retired accounting executive;          July, 1987
  67                      Vice President, Accounting of
                          Newmont Mining Corporation from
                          1967-1986.  Also a Director of
                          Canada Life Insurance Co. of
                          New York, and Trustee of Bankers
                          Trust Company Pyramid and Global
                          Investors Mutual Funds.

     Messrs. McPike, Langton and Van Benschoten (Chairman) are members of the audit committee. Messrs. Bolton (Chairman), Leahey and Stadler are members of the nominating committee. Messrs. Langton (Chairman), Tobey and Van Benschoten are members of the compensation and stock option committee. The compensation committee also serves as the incentive compensation committee.

                         BENEFICIAL OWNERSHIP OF SHARES


     The following information is furnished to indicate the beneficial ownership of the Company's Common Stock by each director and nominee, by certain executive officers of the Company, and by each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock. Such information has been furnished to the Company by the indicated owners as of October 1, 1995 except with respect to Berjaya Leisure (Cayman) Ltd. for which such information is as of October 2, 1995.

Name (and Address if more
than 5%) of Benefical                  Amount Beneficially
Owners                                 Owned (A)                 Percent (B)

Directors and Nominees

A.S. Alpert                             147,669   (C)                2.5%
Michael G. Bolton                           100   (D)                 --
Bruce E. Langton                         19,156   (E)                 --
H.S. Leahey                                None                       --
Arthur M. Lieberman                      13,225   (F)                 --
Frank R. McPike, Jr.                     73,538   (G)                1.2%
George M. Stadler                       130,006   (H)                2.2%
David M. Tobey                            3,142                       --
Harry Van Benschoten                     17,106   (I)                 --
All directors and executive
  officers as a group                   403,942   (J)                6.5%

Additional 5% Owners
Berjaya Leisure (Cayman) Ltd.           309,100   (K)                5.3%
Level 18 Shahzan Prudential Tower
Jalan Sultan Ismail
50250 Kuala Lumpur
Malaysia

Dimensional Fund Advisors, Inc.         309,200   (L)                5.3%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401



(A) Except as indicated in the notes which follow, the designated person or group has sole voting and investment power.
(B)   Percentages of less than 1% are not shown.
(C) Consists of 21,269 shares of Common Stock plus 126,400 stock options deemed exercised solely for purposes of showing total shares owned by Mr. Alpert.
(D) Does not include 74,302 shares of Common Stock held by Lehigh University of which Mr. Bolton is a Vice President. Mr. Bolton disclaims beneficial ownership of all the shares held by Lehigh University.
(E) Consists of 9,156 shares of Common Stock, plus warrants to purchase 10,000 shares of Common Stock deemed exercised solely for purposes of showing total shares owned by Mr. Langton.
(F) Consists of 3,225 shares of Common Stock plus warrants to purchase 10,000 shares of Common Stock deemed exercised solely for purposes of showing total shares owned by Mr. Lieberman.
(G) Consists of 4,538 shares of Common Stock, plus 69,000 stock options deemed exercised solely for purposes of showing total shares owned by Mr. McPike. Does not include 8,505 shares of Common Stock allocated to Mr. McPike under the Company's Employees' Common Stock Retirement Plan; these shares are held by Sachem Trust as Trustee and said Trustee has sole voting and investment power with regard thereto.
(H) Consists of 6 shares of Common Stock plus 130,000 stock options deemed exercised solely for purposes of showing total shares owned by Mr. Stadler. Does not include 5,550 shares of Common Stock allocated to Mr. Stadler under the Company's Employees' Common Stock Retirement Plan; these shares are held by Sachem Trust as Trustee and said Trustee has sole voting and investment power with regard thereto.
(I) Consists of 7,106 shares of Common Stock, plus warrants to purchase 10,000 shares of Common Stock deemed exercised solely for purposes of showing total shares owned by Mr. Van Benschoten.
(J) Consists of 48,542 shares of Common Stock, plus 325,400 stock options and 30,000 warrants to purchase shares of Common Stock deemed exercised solely for purposes of showing total shares owned by such group.
(K) Consists of 299,100 shares and warrants to purchase 10,000 shares owned by Berjaya Leisure (Cayman) Limited ("Berjaya Leisure"), a wholly-owned subsidiary of Berjaya Leisure Berhad. The Company is advised that at October 2, 1995: (i) Berjaya Leisure has sole voting and investment power with respect to the shares owned; (ii) Berjaya Industrial Berhad ("Berjaya Industrial") (previously known as Berjaya Corporation (Malaysia) Berhad, same address as Berjaya Leisure) owns approximately 55% of the common shares of Berjaya Leisure Berhad; (iii) Berjaya Group Berhad ("Berjaya Group") (previously known as Inter-Pacific Industrial Group Berhad, same address as Berjaya Leisure) owns approximately 61.4% of the common shares of Berjaya Industrial; and (iv) Berjaya Leisure, Berjaya Industrial, and Berjaya Group are incorporated in Malaysia and listed on the Kuala Lumpur Stock Exchange. The Company is further advised that Mr. Vincent Tan (same address as Berjaya Leisure) owns directly and indirectly approximately 38% of the common shares of Berjaya Group. Mr. Tan has advised the Company that he is group chief executive officer of Berjaya Leisure, Berjaya Industrial and Berjaya Group, and disclaims beneficial ownership of all the shares of Common Stock of the Company held by Berjaya Leisure.
(L) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 309,200 shares of the Company's Common Stock as of June 30, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of such shares.

      At October 1, 1995, the stock transfer records maintained by the Company with respect to its Preferred Stock showed that the largest holder of Preferred Stock owned 500 shares.

      The following table sets forth information with respect to the common stock, $.001 par value per share, of University Optical Products Co. ("UOP"), a subsidiary of the Company, beneficially owned by each director and nominee for director, by certain executive officers of the Company, and by each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock at October 1, 1995.

                                     Shares of Common          Percent
       Name                          Stock of UOP (A)          of Class (B)



A.S. Alpert                              10,887                  --
Michael Bolton                            None                   --
Bruce E. Langton                          None                   --
H.S. Leahey                               None                   --
Arthur M. Lieberman                       2,385                  --
Frank R. McPike, Jr.                     14,000                  --
George M. Stadler                         None                   --
David M. Tobey                            None                   --
Harry Van Benschoten                      None                   --
All directors and executive
  officers of the Company
  as a group                             27,272                  --


(A) Does not include 1,333,333 shares of UOP class A stock (which have four votes per share and are convertible into an equal number of shares of UOP common stock) and 2,757,735 shares of UOP common stock owned by the Company and 1,927 shares of UOP common stock owned by Genetic Technology Management, Inc., a wholly-owned subsidiary of the Company.
(B)   Percentages of less than 1% are not shown.


                             EXECUTIVE COMPENSATION

Summary Compensation

      The following table summarizes the total compensation paid by the Company for services rendered during each of the fiscal years ended July 31, 1995, 1994 and 1993 to the Chief Executive Officer of the Company and each of the other executive officers of the Company who had annual compensation for the fiscal year ended July 31, 1995 in excess of $100,000 (the "Specified Executives"):

                           SUMMARY COMPENSATION TABLE

                           Annual Compensation (1)

                                                    Long Term
                                                    Compensation
                                                    Awards
                                                    Securities   All Other
Name and Principal  Fiscal                          Underlying   Compensation
Position            Year     Salary ($) Bonus ($)   Options (#)    ($)(2)


George M. Stadler,  1995     $153,845                 52,500     $14,799
  President and     1994      133,078                 27,500      15,857
  Chief Executive   1993      102,884        --       50,000       8,217
  Officer (3)

 Frank R. McPike,   1995      140,765                 20,000      14,136
  Jr., Vice Presi-  1994      130,000                  7,500      15,875
  dent, Finance     1993      124,230        --          --       11,009
  and Chief
  Financial
  Officer

(1) The aggregate amount of any perquisites or other personal benefits was less than 10% of the total of annual salary and bonus and is not included in the above table.
(2) Consists principally of amounts contributed for the above executive officers to the Competitive Technologies, Inc. Employees' Common Stock Retirement Plan. The dollar amounts are converted into shares of Company Common Stock valued at the mean between the high and the low price on the American Stock Exchange on the last day of the fiscal year. Also includes premiums paid for term life insurance policies (see below).
(3) Mr. Stadler became Chief Executive Officer on December 17, 1993. Prior thereto he was Chief Operating Officer and continues in that position.

Option Grants

      The following table summarizes the stock options granted by the Company during the fiscal year ended July 31, 1995 to the Specified
Executives:



                          OPTION GRANTS IN LAST FISCAL YEAR



                    Individuals Grants
                                                                 Potential
                                % of                            Realizable
                               Total                              Value
                   Number     Options                           at Assumed
                     of       Granted                            Annual
                  Securities     to                             Rates of
                  Underlying  Employees                        Stock Price
                  Options        in    Exercise                Appreciation
                  Granted      Fiscal   Price    Expiration        for
Name              (#)(1)        Year    ($/Sh)     Date        Option Term

                                                             5% ($)   10% ($)

Frank R. McPike,    20,000     21.6%   $ 6.5625   12/30/04  $ 82,550  $209,150
  Jr.
George M. Stadler   30,000     32.4%     6.5625   12/30/04   123,825   313,725
George M. Stadler   22,500     24.3%     6.50     7/6/05      92,025   233,100



(1)  Options become exercisable six months after date of grant.

Option Exercises and Year End Value

      The following table summarizes the stock options held at the end of the fiscal year ended July 31, 1995 by the Specified Executives (none of such persons exercised any Company stock options during such fiscal year):



    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION
VALUES



                              Number of
                         Securities Underlying      Value of Unexercised
                          Unexercised Options       In-the-Money Options
                            at FY-End (#)               at FY-End ($)
Name                  Exercisable/Unexercisable    Exercisable/Unexercisable

George M. Stadler           107,500 / 22,500              N/A  /  N/A
Frank R. McPike, Jr.         69,000 / - 0 -               N/A  /  N/A

      The following table summarizes the University Optical Products Co. stock options held at the end of the fiscal year ended July 31, 1995 by the Specified Executives (none of such persons was granted or exercised any University Optical Products Co. stock options during such fiscal year):

                               Number of
                          Securities Underlying     Value of Unexercised
                           Unexercised Options      In-the-Money Options
                             at FY-End (#)              at FY-End ($)
Name                   Exercisable/Unexercisable   Exercisable/Unexercisable


George M. Stadler                 --                        --
Frank R. McPike, Jr.        7,500 / -0-                    N/A


Employment Agreements

      On August 1, 1995, the Company entered into an employment contract with George M. Stadler providing for his employment as President and Chief Executive Officer of the Company for a term ending on August 1, 1999 and for the payment of compensation to him at a minimum rate of $160,000 per year. The agreement provides for automatic one-year renewals beginning in 1999 unless terminated by either party and for a one-year period of noncompetition following termination by Mr. Stadler. The agreement contains provisions for termination in the event of death or disability and gives the Company the right to terminate for cause, which is defined as any criminal act by Mr. Stadler for which he is convicted.

      On September 15, 1993, the Company entered into an employment contract with Frank R. McPike, Jr. providing for his employment as Vice President Finance and Chief Financial Officer of the Company for a term ending on September 14, 1996 and for the payment of compensation to him at a minimum rate of $130,000 per year. The agreement provides for automatic one-year renewals beginning in 1996 unless terminated by either party and for a two-year period of noncompetition following termination by Mr. McPike. The agreement contains provisions for termination in the event of death or disability and gives the Company the right to terminate for cause, which is defined as any criminal act by Mr. McPike.


Other Arrangements

      The Company provides term life insurance for certain of its officers. The policy amount in the event of death is $250,000 for Mr. McPike. Premiums of $460 for Mr. McPike's policy in 1993, 1994 and 1995 were paid by the Company.

      The Company maintains a simplified employee pension ("SEP") plan for employees of the Company pursuant to the Internal Revenue Code. Under the SEP plan, an eligible employee may elect to make a salary reduction of up to 15% of his compensation as defined in the plan, with the Company then contributing that amount to the plan for the employee. Employee contributions for any calendar year are limited to a specific dollar amount that is indexed to reflect inflation ($9,240 for 1995). For fiscal 1995, the Company contributed $9,919 for Mr. Stadler; and $8,168 for Mr. McPike. The amount contributed for Mr. Stadler in fiscal 1995 covered two annual periods and did not exceed the annual limitation as prescribed by the Internal Revenue Service.

      Effective August 1, 1990, the Company adopted the Competitive Technologies, Inc. Employees' Common Stock Retirement Plan (the "Retirement Plan"). The Retirement Plan is a "stock bonus plan" that is intended to be tax qualified under the Internal Revenue Code. All employees of the Company are eligible to participate in the Retirement Plan. Annually, a committee of independent directors determines the number of shares of the Company's Common Stock, if any, to be contributed to the Retirement Plan. These shares are allocated among participants who are employed on the last day of the year and who performed at least 1,000 hours of service during the year in proportion to their relative compensation in a manner that is integrated with the Company's Social Security contribution on behalf of employees; that is, the contribution made with respect to compensation in excess of the Social Security wage base will generally be twice as large in proportionate terms as the contribution made with respect to compensation below the wage base. The Company's contributions are held in trust with a separate account established for each participant.

      The maximum amount of Company Common Stock that can be contributed to the Retirement Plan in any year is the number of shares with fair market value equal to 15% of that year's compensation reduced by the SEP plan contribution paid to Retirement Plan participants, but in no event more than 1% of the Company's outstanding shares at the end of the previous year. There is no minimum or required contribution. The maximum number of shares that can be allocated to any individual participant's account in any year is the number of shares with a fair market value equal to the lesser of $30,000 or 25% of his compensation for that year reduced by the SEP plan contribution.

      Participants become entitled to a distribution of the shares allocated to their accounts upon disability, death or other termination of employment. They are entitled to receive their vested account balance. Participants obtain a 100% vested interest in their accounts upon completing 5 years of service with the Company. If the Retirement Plan becomes "top heavy" as defined by the Internal Revenue Code, participants become 20% vested after 2 years of service, 40% vested after 3 years of service, 60% vested after 4 years of service, and 100% vested after 5 years of service.

      Company stock that is contributed to the Retirement Plan is held in the custody of the Retirement Plan's trustee, Sachem Trust National Association in Westport, Connecticut. The trustee has the power to vote Company shares that are owned by the Retirement Plan. For the fiscal year ended July 31, 1995, the Board authorized a contribution of 10,996 shares. Shares allocated to Messrs. Stadler and McPike under the Retirement Plan for the year ended July 31, 1995, were 2,479 and 2,291, respectively, and were 4,770 shares for all executive officers as a group. See also Summary Compensation Table - "All Other Compensation" for dollar values ascribed to Messrs. Stadler and McPike.

      The Company has an incentive compensation plan pursuant to which an amount not to exceed 10% of the operating income of the Company (defined and adjusted as provided in said plan) may be credited each year to an incentive fund, from which cash awards may be made to key employees of the Company by a committee, none of whose members is eligible to receive awards. No amounts may be credited to the incentive fund until such time, if ever, as the Company experiences a fiscal year in which operating income (as defined in said plan) has been earned. No such operating income has yet been earned.

      The Company has in effect a Key Employees' Stock Option Plan ("Company Option Plan") with respect to its Common Stock, $.01 par value, which provides for the grant of either incentive stock options under Section 422 of the Internal Revenue Code or nonqualified options. (Incentive options must be granted at not less than 100% of fair market value at time of grant. Nonqualified options may be granted at not less than 85% of fair market value at time of grant.) Stock appreciation rights may also be granted under the Company Option Plan. In certain instances, stock options which are vested or become vested upon the happening of an event or events specified by the Company's Stock Option Committee, may continue to be exercisable through up to 10 years after the date of grant, irrespective of the termination of the optionee's employment with the Company.


                              DIRECTOR COMPENSATION

      The Company pays each director who is not an employee of the Company or a subsidiary of the Company the sum of $500 for each Board meeting attended. Directors also receive $250 for attending each committee meeting that coincides with a Board meeting and $500 for attendance at a committee meeting that does not coincide with a Board meeting. Out-of-pocket expenses involved in attendance are also reimbursed.

      The Company has a Director's Stock Participation Plan pursuant to which, on the first business day of January through January 1996, the Company issues, to each nonemployee director who has been elected by the stockholders and has served at least one full year, a number of shares of the Company's Common Stock equal to the lesser of (i) $10,000 divided by the per share fair market value of such stock on the date of issuance, or (ii) 2,000 shares. During fiscal 1995, an aggregate of 7,545 shares were issued under this plan (1,509 shares each to Messrs. Alpert, Langton, Lieberman, Tobey and Van Benschoten).

      The Company has entered into indemnity agreements with each of its directors indemnifying them against certain possible claims and expenses and has created an escrow fund in the aggregate sum of $325,000 for the indemnification of directors, all as authorized by the stockholders at the 1986 annual meeting. The escrow terminates at July 31, 1997. The Company does not presently maintain a policy of directors' liability insurance.


              REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

      This report of the Compensation and Stock Option Committee (the "Committee") shall not be deemed incorporated by reference by any general statement incorporating the Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      The Committee is responsible for making recommendations to the Company's Board of Directors concerning the compensation of the Company's Chief Executive Officer and, based upon recommendations received from the Company's Chief Executive Officer, the compensation of the Company's other executive officers, consistent with employment contracts.

      The Company has a simple compensation program that consists of salary, performance bonus and stock options. The overall executive compensation philosophy is based upon the premise that compensation should be aligned with and support the Company's business strategy and long-term goals. The Company believes it is essential to maintain an executive compensation program which provides overall compensation competitive with that paid executives with comparable qualifications and experience. This is critical to attract and retain competent executives.

      The Company has an incentive compensation plan which is intended to provide a pool of dollars and is based upon the Company's achieving specific levels of profitability; however, no amounts have been paid pursuant to the plan (see page 9). In addition, the Committee from time to time may award individual executives bonuses based upon specific events that enhance the value of the Company.

      The Committee determines the granting of options under the Company's stock option plan. This plan provides additional incentive to maximize shareholder value. The plan may also utilize vesting periods to encourage recipients of options to continue in the employ of the Company. The Company grants stock options to its executive officers and to a number of additional key employees.

                     COMPENSATION AND STOCK OPTION COMMITTEE

                             Bruce Langton, Chairman
                                   David Tobey
                              Harry Van Benschoten


                                PERFORMANCE GRAPH

      The performance graph below shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      The graph below compares cumulative total return (assuming reinvestment of dividends, if any) on the Company's Common Stock for the five year period shown, compared with the American Stock Exchange Market Index and a SIC code index made up of all public companies whose four-digit standard industrial code number (6794) includes patent owners and lessors and who have been public for the period covered by the graph, all for the fiscal years ended July 31, assuming $100 invested on August 1, 1990 in the Company's Common stock, the American Stock Exchange Market Index and a published SIC code index of public companies.

                      COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG COMPETITIVE TECHNOLOGIES,
                      AMEX MARKET INDEX AND SIC CODE INDEX


        225

        200

        175
  D
  O     125
  L
  L     100
  A
  R      75
  S
         50


            1990      1991      1992       1993      1994      1995


                             Fiscal Year Ending July 31,

                 1990       1991      1992        1993      1994      1995
Competitive
  Technologies,
  Inc.           100         83.93    151.79      119.64    107.14     86.61
SIC Code 6794
  Index          100         90.31    114.77      103.52    111.38    213.06
American Stock
  Exchange Market
  Index          100        105.82    114.13      124.62    127.72    154.90


                              CERTAIN TRANSACTIONS

      As of April 1, 1992, the Company entered into an employment agreement with A. Sidney Alpert providing for his employment as President and Chief Executive Officer of the Company for a term ending on March 31, 1996. The agreement provided for a two-year period of noncompetition following termination by Mr. Alpert. The agreement also provided that at such time as the Company receives Retin-A royalties, a bonus of $50,000 payable out of 25% of Retin-A royalties would be paid to Mr. Alpert, whether or not he is still employed by the Company. The agreement provided for conversion into a consulting agreement at Alpert's election. Effective December 17, 1993, Mr. Alpert exercised the conversion. The term of the consulting agreement is three years during which the Company pays Mr. Alpert $80,000 per year and Mr. Alpert devotes up to 100 consulting hours per quarter. The agreement contains provisions for termination in the event of death or disability and gives the Company the right to terminate for cause, which is defined as any criminal felony act by Mr. Alpert for which he is convicted. An individual long-term disability policy has been provided to Mr. Alpert pursuant to his consulting agreement providing payment of $7,000 per month in the event of Mr. Alpert's disability. In addition the Company provides Mr. Alpert with term life insurance which provides $400,000 in the event of his death. The premium for this policy was $1,506 in 1995, 1994 and 1993.

      Following the resignation of Robert Frost as a director of the Company in September, 1994, the Company granted Mr. Frost a three-year warrant to purchase 5,000 shares of the Company's Common Stock at a warrant price of $8.31 per share, being 100% of the fair market value of the Company's Common Stock on September 16, 1994, the grant date.

      Knowledge Solutions, Inc. ("KSI"), a development stage company, was formed in June, 1994 to develop and deliver interactive multimedia training using a process model developed at Lehigh University. The Company has a 35% voting interest in KSI. Messrs. Stadler and McPike are two of KSI's directors. Mr. Stadler is serving on a part-time interim basis as the chief executive officer of KSI and Mr. McPike is serving on a similar basis as the chief financial officer of KSI while a full-time management team is being sought for KSI. During the first year of KSI's operations, the Company has agreed to provide management, administrative, marketing and accounting services for KSI in exchange for 60,000 shares of Class B common stock of KSI.

      The Company's premises at 1465 Post Road East, Westport, CT are leased from a partnership in which Mr. Alpert (a director of the Company and former Chief Executive Officer), L.W. Miles, Robert I. Siegel, and David N. Koffsky (former executive officers of the Company) each owns a 25% interest. Monthly lease rental payments by the Company consist of basic minimum annual rent in an amount equal to the monthly payment of principal and interest due under a mortgage note of the landlord in the amount of $1,890,000, with principal and interest based upon a twenty-year amortization schedule. In addition, the Company pays additional rent of $78,000 per year, subject to annual consumer price index adjustments, and all taxes which may be levied against the premises.
The lease expires in August, 1996. The interest payable on the mortgage is at 1 1/4% above the prime rate as specified in The Wall Street Journal. The Company believes that rentals under the lease are lower than the prevailing rentals for comparable property in the local real estate market. The Company subleases approximately 14,000 square feet to third parties.

      When the Company has believed it prudent to limit its liability for legal fees and expenses in connection with litigation, it has entered into contingent fee arrangements with Mr. Lieberman's firm. Such an arrangement was entered into in October, 1991 in connection with the Retin-A litigation. During fiscal 1992, fees of approximately $67,000 were incurred by Mr. Lieberman's firm and are payable only out of proceeds from the settlement of this litigation. The Company has agreed to pay one half of the proceeds, if any, up to a limit of three times the contingent fees incurred, or approximately $202,000. During fiscal 1995, 1994 and 1993, the Company paid $5,500, $6,000 and $26,800 to Mr.
Lieberman's firm pursuant to this arrangement.

      Pursuant to a private placement agreement entered into in July, 1989, by and among Berjaya Leisure (Cayman) Ltd., (then known as Inter-Pacific (Cayman) Limited), the Company and University Communications, Inc. ("UCI"), a former subsidiary of the Company, UCI sold to Berjaya Leisure 130,000 shares of the Company's Common Stock owned by UCI. As part of the agreement, a designee of Berjaya Leisure, Mr. Vincent Tan (also known as Mr. Tan Chee Yioun) was elected to the Company's Board of Directors at the 1989 annual meeting. Mr. Tan subsequently resigned and Mr. Yong Teck Ming was elected to the Board in February, 1990 at the suggestion of Mr. Tan to fill the vacancy. Mr. Yong resigned in March 1992 and Mr. David M. Tobey was suggested by Berjaya Leisure to fill the vacancy. Mr. Tobey is presently a director and is standing for reelection. See Election of Directors.

      In February, 1993, the Company acquired 80% of the stock of Competitive Technologies of PA, Inc. ("CTI-PA") from Lehigh University ("Lehigh") in exchange for unregistered shares of Common Stock of the Company. The exchange involved $750,000 worth of the Company's stock, priced in relation to average market value. An exclusive technology management contract has been entered into between CTI-PA and Lehigh.
In addition, Lehigh will provide spouses and children of certain employees of CTI-PA, including Mr. Stadler, with full Lehigh tuition waivers at no cost to CTI-PA.


                          BOARD MEETINGS AND COMMITTEES

      During the last full fiscal year five (5) meetings (two telephonic) of the Board of Directors of the Company were held. During the same period the compensation and stock option committee met two times, the audit committee met two times, and the nominating committee met two times. No incumbent director attended fewer than 75% of the aggregate number of meetings of the Board and committees of which he was a member other than Mr. Tobey who attended 71%.

      The function of the audit committee is to review with the Company's auditors the scope and adequacy of the audit and the accounting practices, procedures and policies of the Company and to advise the management of the Company concerning the purchase, sale and retention of interest-bearing securities. The function of the compensation and stock option committee is to make recommendations to the Board of Directors with respect to compensation of officers and other employees of the Company and to exercise all of the powers of the incentive compensation committee as well as to grant options under and administer the Company Option Plan and to determine the number of shares of the Company's common stock to be contributed to the Company's Retirement Plan. The function of the nominating committee is to make recommendations to the Board with respect to candidates for director of the Company. (The nominating committee will consider nominees recommended by stockholders; no special procedures need to be followed in submitting such recommendations.)


                    INFORMATION REGARDING INDEPENDENT PUBLIC
                                   ACCOUNTANTS

      Coopers & Lybrand L.L.P. served as independent public accountants for the fiscal year ended July 31, 1995 and has been selected by the Board of Directors to serve for the current year. It is expected that a representative of said firm will be present at the annual meeting with the opportunity to make a statement if he desires to do so and that such representative will be available to respond to appropriate questions.

                            PROPOSALS OF STOCKHOLDERS

      Proposals of stockholders intended to be presented at the next annual meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting not later than July 13, 1996.

                                     GENERAL

      The Company will bear the cost of solicitation of proxies. In addition to being solicited by mail, proxies may be solicited personally or by telephone or telegraph. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to principals in obtaining their proxies.

      The Company will provide without charge (except for exhibits) to any record or beneficial owner of its securities, on written request, a copy of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended July 31, 1995, including the financial statements and schedules thereto.
Exhibits to said report will be provided upon payment of fees limited to the Company's reasonable expenses in furnishing such exhibits. Written requests should be directed to Frank R. McPike, Jr., Secretary of the Company, at 1465 Post Road East, Post Office Box 901, Westport, Connecticut 06881.

      The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein. Should any other matters requiring a vote of the stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in respect of any such other matters in accordance with their best judgment in the interest of the Company.

                                              Frank R. McPike, Jr.


                                              Secretary
Dated:  November 10, 1995




            COMPETITIVE TECHNOLOGIES, INC.                PROXY



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 15, 1995



      The undersigned stockholder of COMPETITIVE TECHNOLOGIES, INC. hereby appoints GEORGE M. STADLER and FRANK R. MCPIKE, JR., each with full power of substitution, as attorneys and proxies to vote all of the shares of stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company to be held on Friday, December 15, 1995 at 9:00 A.M. local time at the Norwalk Inn, 99 East Avenue, Norwalk, Connecticut 06851, or at any adjournments thereof, with all powers the undersigned would possess if personally present, as indicated below, and for the transaction of such other business as may properly come before said meeting or any adjournment thereof, all as set forth in the November 10, 1995 Proxy Statement for said meeting:



1.  Election of Directors:

       FOR all nominees listed below          WITHHOLD AUTHORITY to
       (except as marked to the               vote for all nominees
       contrary below)                        listed below



INSTRUCTION:    To withhold authority to vote for any individual
                nominee, strike a line through nominee's name in the list below.



Michael G. Bolton, Bruce E. Langton, H.S. Leahey,  Frank R.
McPike, Jr., George M. Stadler, David M. Tobey, Harry Van
Benschoten.

        A majority of the members of said Proxy Committee who shall be present in person or by substitute at said meeting, or in case but one shall be present then that one, shall have and exercise all of the powers of said Proxy Committee.

      This proxy will be voted as directed but if no direction is indicated it will be voted FOR the election of the nominees named in proposal (1) described herein. On other matters that may come before said meeting, this proxy will be voted in the discretion of the above-named Proxy Committee.


                                  _____________________________



                                  _____________________________
                                    (Signature of Stockholder)





                                 Dated:____________________, 1995


                                 Note: Please sign exactly as
                                 your name or names appear
                                 above. If the stock is
                                 registered in the name
                                 of more than one person, the
                                 proxy should be signed
                                 by all named holders. When
                                 signing as attorney, executor,
                                 administrator, trustee or
                                 guardian, please give full
                                 title. If a corporation,
                                 please sign in full corporate
                                 name by president or other
                                 authorized officer. If a
                                 partnership, please sign in
                                 partnership name by authorized
                                 person.